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                                  EXHIBIT 24

                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44358) of E.I. du Pont de Nemours and Company of our report dated May 11, 2001 relating to the financial statements of the Thrift Plan for the Employees of Sentinel Transportation Company, which appears in this Form 11-K.



St. Clair CPAs, P.C.
Merchantville, New Jersey
May 11, 2001